                                                                    EXHIBIT 23b

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Shared Technologies Cellular Inc. on Form S-8 of our report dated March 10, 1998, except for Notes 3 and 20, as to which the date is March 31, 1998, on our audits of the consolidated financial statements and financial statement schedule of Shared Technologies Cellular Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which report is included in the Annual Report on Form 10-K of Shared Technologies Cellular Inc.


                                           /S/ ROTHSTEIN, KASS & COMPANY, P.C.
                                           ------------------------------------
                                           ROTHSTEIN, KASS & COMPANY, P.C.

Roseland, New Jersey
April 6, 1998